UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2010

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in Allied World Assurance Company Holdings, Ltd’s (the "Company") press release of November 4, 2010, the Company’s Board of Directors declared a contingent special dividend of $0.25 per share related to the Company’s redomestication to Switzerland, which is expected to take place before the end of the calendar year 2010. Payment of the contingent special dividend was subject to the Company receiving the requisite shareholder approval of its proposed redomestication, receiving approval by the Supreme Court of Bermuda and the satisfaction or waiver of the other closing conditions set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 14, 2010. As of November 26, 2010, the contingencies related to the special dividend have now been satisfied or waived and the special dividend shall be paid.

The information hereunder is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

November 26, 2010	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary